                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Litton Industries, Inc. (the "Company") on Form S-3 of our report dated September 19, 1996, appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Los Angeles, California
June 2, 1997